Exhibit 3.1

AMENDMENT NO. 1

TO THE BYLAWS

OF

CHENIERE ENERGY, INC.

1.    The Bylaws (as amended and restated December 9, 2015) of Cheniere Energy, Inc. (the “Company”) are hereby amended by deleting Section 2.15(C), (D) and (E) of Article II in their entirety and inserting the following in lieu thereof:

Section 2.15. Proxy Access for Director Nominations.

“(C) Eligibility of Nominating Stockholder. (1) For purposes of this Section 2.15, an “Eligible Holder” is a person who has either (a) been a record holder of the shares of common stock used to satisfy the eligibility requirements in this Section 2.15 continuously for the three-year period specified in Subsection (2) below or (b) provides to the Secretary of the Corporation, within the time period referred to in Section 2.15(D), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the Board or its designee, acting in good faith, determines would be deemed acceptable for purposes of a stockholder proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor rule).

(2) An Eligible Holder or group of up to 20 Eligible Holders may submit a nomination in accordance with this Section 2.15 only if the person or group (in the aggregate) has continuously owned at least 3% of the Corporation’s outstanding common stock as of the date of the Nomination Notice (the “Minimum Number”) for the three-year period preceding the Nomination Notice and continues to own at least the Minimum Number through the date of the annual meeting. Two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer, or (C) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one Eligible Holder if such funds shall provide together with the Nomination Notice documentation reasonably satisfactory to the Corporation that demonstrates compliance with the criteria above. For the avoidance of doubt, in the event of a nomination by a group of Eligible Holders, any and all requirements and obligations for an individual Eligible Holder that are set forth in this Section 2.15, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. Should any stockholder withdraw from a group of Eligible Holders at any time prior to the annual meeting of stockholders, the group of Eligible Holders shall only be deemed to own the shares held by the remaining members of the group.

(3) For purposes of this Section 2.15, an Eligible Holder “owns” only those outstanding shares of the Corporation as to which the Eligible Holder possesses both (a) the full voting and investment rights pertaining to the shares; and (b) the full economic interest in

(including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (a) and (b) shall not include any shares: (i) sold by such Eligible Holder or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (ii) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell, or (iii) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Eligible Holder or any of its affiliates. An Eligible Holder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Holder. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has loaned such shares; provided that the Eligible Holder has the power to recall such loaned shares on five (5) business days’ notice and has provided a representation that it will promptly recall such loaned shares upon being notified that any of its Nominees will be included in the Corporation’s proxy materials and will continue to hold such shares through the date of the annual meeting. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board or any authorized committee thereof. No person shall be permitted to be in more than one group constituting a Nominating Stockholder, and if any person appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest ownership position as reflected in the Nomination Notice or if the group with the largest ownership position cannot be determined from the Nomination Notice the group otherwise determined by the Board. An Eligible Holder shall include in its Nomination Notice the number of shares it is deemed to own for purposes of this Section 2.15.

(D) Nomination Notice. In order to make a nomination of a Nominee pursuant to this Section 2.15, the Nominating Stockholder must, not later than the close of business on the one hundred twentieth (120th) calendar day, nor earlier than the one hundred fiftieth (150th) calendar day, prior to the first anniversary of the date that the Corporation first mailed its proxy statement to stockholders for the prior year’s annual meeting of stockholders, submit to the Secretary of the Corporation at the principal executive office of the Corporation all of the following information and documents (collectively, the “Nomination Notice”); provided, however, that if (and only if) the annual meeting is not scheduled to be held within a period that commences 30 days before the first anniversary of the Corporation’s prior year’s annual meeting of stockholders and ends 30 days after the first anniversary of the Corporation’s prior year’s annual meeting of stockholders (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the Nomination Notice shall be given in the manner provided herein by the later of the close of business on the date that is 180 days prior to such Other Meeting Date and the tenth day following the date on which public announcement of such Other Meeting Date is first made:

(1) A copy of the Schedule 14N (or any successor form) relating to the Nominee, completed and filed with the SEC by the Nominating Stockholder as applicable, in accordance with SEC rules;

(2) A written notice of the nomination of such Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including, in the case of a group, each group member): (a) the information, representations, agreements and director qualifications required with respect to the nomination of directors pursuant to Section 2.13(A)(2) of these Bylaws; (b) a representation and warranty that the Nominating Stockholder (i) did not acquire, and is not holding, securities of the Corporation for the purpose or with the intent of influencing or changing control of the Corporation, (ii) satisfies the eligibility requirements set forth in Section 2.15(C), has provided evidence of ownership to the extent required by Section 2.15(C) (and intends to continue to satisfy the eligibility requirements described in Section 2.15(C) through the date of the annual meeting and (iii) will not use any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a Nominee at the annual meeting ; (c) if desired, a statement for inclusion in the proxy statement in support of the Nominee’s election to the Board, provided that such statement shall not exceed 500 words and shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9 (a “Supporting Statement”); (d) in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members and receive communications, notices and inquiries from the Corporation with respect to matters relating to the nomination, including withdrawal of the nomination and (e) a representation and warranty that the Nominating Stockholder will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances in which they were made not misleading; and (f) a representation and warranty that the Nominating Stockholder has not nominated and will not nominate for election any individual as a director at the annual meeting, other than its Nominee(s);

(3) An executed agreement, in a form deemed satisfactory by the Board or its designee, acting in good faith, pursuant to which the Nominating Stockholder (including each group member) agrees: (a) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election; (b) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder with the Corporation, its stockholders or any other person in connection with the nomination or election of directors or out of the information that the Nominating Stockholder provides to the Corporation, including, without limitation, the Nomination Notice; (c) to file with the SEC any solicitation or other communication with the stockholders of the Corporation relating to the meeting at which its Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act; (d) to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Nominating Stockholder, including but not limited to the Nominating Stockholder’s breach or alleged breach of its obligations, agreements or representations under this Section 2.15; and (e) in the event that any information included in the Nomination Notice, or any other communication by the Nominating Stockholder (including with respect to any group member, in the case of a group), with the Corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or due to a subsequent development omits a material fact necessary to make the statements made not misleading), or that the Nominating Stockholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Section 2.15(C), to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission; and

(4) An executed agreement, in a form deemed satisfactory by the Board or its designee, acting in good faith, by the Nominee: (a) to provide to the Corporation such other information, including completion of the Corporation’s director questionnaire, as it may reasonably request; (b) that the Nominee has read and agrees, if elected, to serve as a member of the Board, to adhere to the Corporation’s policies and guidelines applicable to directors; (c) that the Nominee is not and will not become a party to (i) any Voting Commitment that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with the Nominee’s ability to comply, if elected as a director of the Corporation, with his or her fiduciary duties under applicable law; (d) that the Nominee is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, in each case in connection with candidacy, election or service as a director of the Corporation that has not been disclosed to the Corporation other than agreements providing only for indemnification and/or reimbursement of out-of-pocket expenses in connection with candidacy or election as a director (but not, for the avoidance of doubt, in connection with service as a director) or any pre-existing employment agreement a candidate has with his or her employer (not entered into in contemplation of the employer’s investment in the Corporation or such employee’s candidacy as a director); and (e) that the Nominee will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects (and shall not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading).

The information and documents required by Section 2.15(D) to be provided by the Nominating Stockholder shall be: (a) provided with respect to and executed by each group member, in the case of information applicable to group members; and (b) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Stockholder or group member that is an entity. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 2.15 (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Corporation.

A Nominating Stockholder providing a Nomination Notice pursuant to this Section 2.15 for an annual meeting of stockholders shall further update and supplement the Nomination Notice, if necessary, so that the information provided or required to be provided in such Nomination Notice pursuant to this Section 2.15 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of such annual meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of such annual meeting.

(E) Exceptions. Notwithstanding anything to the contrary contained in this Section 2.15, the Corporation may omit from its proxy statement any Nominee and any information concerning such Nominee (including a Supporting Statement) and no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of the Nominee, if: (a) the Corporation receives a notice (whether or not subsequently withdrawn) pursuant to Section 2.13(A)(2) of these Bylaws that a stockholder intends to nominate a candidate for director at the annual meeting; (b) the Nominating Stockholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the meeting of stockholders to present the nomination submitted pursuant to this Section 2.15 or the Nominating Stockholder withdraws its nomination; (c) the Board, acting in good faith, determines that such Nominee’s nomination or election to the Board would result in the Corporation violating or failing to be in compliance with the Corporation’s Bylaws or certificate of incorporation or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of any stock exchange on which the Corporation’s securities are traded; (d) the Nominee was nominated for election to the Board pursuant to this Section 2.15 at one of the Corporation’s two preceding annual meetings of stockholders and either withdrew or became ineligible(e) the Nominee is or has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; (f) the Corporation is notified, or the Board acting in good faith determines, that a Nominating Stockholder has failed to continue to satisfy the eligibility requirements described in Section 2.15, any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement not misleading), the Nominee becomes unwilling or unable to serve on the Board or any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Stockholder or the Nominee under this Section 2.15, (g) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in a “solicitation” within the meaning of Rule 14a-1(l) (without reference to the exception in Section 14a-(l)(2)(iv)) (or any successor rules) with respect to the annual meeting, other than with respect to the Nominee or any nominee of the Board; (h) if the Nominee’s candidacy or, if elected, Board membership would violate applicable state or federal law or the rules of any stock exchange on which the Corporation’s securities are traded; (i) if the Nominee: (i) does not qualify as independent under the rules of the primary stock exchange on which the Corporation’s securities are traded, any applicable rules of the SEC and any publicly disclosed standards used by the Board in determining independence of the Corporation’s directors, (ii) does not meet the audit committee independence requirements under the rules of any stock exchange on which the Corporation’s securities are traded, (iii) is not an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (iv) is not a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule), (v) is or has been subject to any event specified in Rule 506(d) of Regulation D (or any successor rule) under the Securities Act or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, , or (vi) is a named subject of a pending criminal proceeding (excluding traffic violations and minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years. In addition, notwithstanding anything to the contrary contained in this Section 2.15, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the Supporting Statement of the Nominee included in the Nomination Notice, if the Board in good faith determines that (x) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; or (y) the inclusion of such information in the proxy statement would otherwise violate the SEC proxy rules or any other applicable law, rule or regulation. The Company may solicit against, and include in the proxy statement its own statement relating to, any Nominee.”

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Except as set forth in this Amendment No. 1 to the Bylaws of Cheniere Energy, Inc., the Bylaws of Cheniere Energy, Inc., as previously amended and restated December 9, 2015, remain in full force and effect.

This Amendment No. 1 to the Bylaws of Cheniere Energy, Inc. was approved by the Board of Directors on September 15, 2016.

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